Exhibit 99.1
-END-
Contacts: Sherman Miller, President and CEO
Max P. Bowman, Vice President and CFO
(601) 948-6813
CAL-MAINE FOODS, INC. ANNOUNCES
PUBLICATION OF 2023 SUSTAINABILITY REPORT
RIDGELAND,

Miss.

(August

14,

2023)

-

Cal-Maine

Foods,

Inc.

(NASDAQ:

CALM)

today

released

the
Company’s

updated

Fiscal

2022

Sustainability Report,

which

includes

recent

initiatives

to

support

Cal-
Maine Foods’ ongoing commitment

to sustainability throughout

its operations.

As in previous reports,

the
Company

is

providing

updated

information

utilizing

the

Sustainability

Accounting

Standards

Board
(SASB) framework.
Sherman

Miller,

president

and

chief

executive

officer

of

Cal-Maine

Foods,

stated

“R
esponsible
leadership and

reliable choices

are deeply

rooted in

Cal-Maine Foods’

culture and

values.

As a

leader in
our

industry,

we

are

focused

on

managing

our

operations

in

an

efficient

and

sustainable

manner

while
protecting our vital resources

and the welfare of

the animals under our

care.

We also remain committed to
following

strong

corporate

governance

principles

and

maintaining

a

diverse,

equitable

and

inclusive
workplace.

These tenets are

described more fully in

our latest report,

which highlights our

mission to be
the most reliable and sustainable producer of fresh shell eggs and egg products.”
The report may be found on the Company’s website at www.calmainefoods.com
Cal-Maine Foods, Inc.

is primarily engaged

in the production,

grading, packaging, marketing

and
distribution

of

fresh

shell

eggs,

including

conventional,

cage-free,

organic,

brown,

free-range,

pasture-
raised and nutritionally enhanced eggs.

The Company, which is

headquartered in Ridgeland, Mississippi,
is the largest

producer and distributor of

fresh shell eggs in

the United States and

sells the majority of

its
shell

eggs

in

states across

the southwestern,

southeastern, mid-western

and mid-Atlantic

regions of

the
United States.